Exhibit 99.4

NOVAGOLD RESOURCES INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

May 31, 2018

(Unaudited, US dollars in thousands)

	Previously reported	Pro forma adjustments		Pro forma
ASSETS
Cash and cash equivalents	$18,477	98,800	(a)	$117,277
Term deposits	52,000			52,000
Other assets	819			819
Current assets	71,296	98,800		170,096
Notes receivable	—	88,398	(b)	88,398
Investment in Donlin Gold	1,824			1,824
Investment in Galore Creek	251,109	(251,109)	(c)	—
Mineral property	44,970	(44,970)	(c)	—
Deferred income taxes	9,713	(9,713)	(d)	—
Other assets	6,213			6,213
Total assets	$385,125	$(118,594)		$266,531

LIABILITIES
Current liabilities	2,241			2,241
Promissory note	93,127			93,127
Deferred income taxes	21,279	(21,279)	(d)	—
Total liabilities	116,647	(21,279)		95,368

EQUITY
Common shares	1,952,623			1,952,623
Contributed surplus	86,389	(97,315)	(e)	86,389
Accumulated deficit	(1,762,763)	13,516	(f)	(1,846,562)
Accumulated other comprehensive loss	(7,771)	(13,516)	(f)	(21,287)
Total equity	268,478	(97,315)		171,163
Total liabilities and equity	$385,125	$(97,315)		$266,531

The accompanying notes are an integral part of these pro forma financial statements.

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NOVAGOLD RESOURCES INC.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF NET LOSS

Six months ended May 31, 2018

(Unaudited, US dollars in thousands except per share amounts)

	Previously reported	Pro forma adjustments		Pro forma
Operating expenses:
Equity loss – Donlin Gold	$4,746			$4,746
Equity loss – Galore Creek	647	(647)	(g)	—
General and administrative	9,581			9,581
	14,974			14,327

Loss from operations	(14,974)			(14,327)
Other expense	(2,727)			(2,727)
Loss before income taxes	(17,701)			(17,054)
Income tax expense	(145)			(145)
Net loss	$(17,846)			$(17,199)

Net loss per common share
Basic and diluted	$(0.06)			$(0.05)

Weighted average shares outstanding
Basic and diluted (thousands)	322,298			322,298

The accompanying notes are an integral part of these pro forma financial statements.

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NOVAGOLD RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENT OF NET LOSS

Year ended November 30, 2017

(Unaudited, US dollars in thousands except per share amounts)

	Previously reported	Pro forma adjustments		Pro forma
Operating expenses:
Equity loss – Donlin Gold	$11,219			$11,219
Equity loss – Galore Creek	1,676	(1,676)	(g)	—
General and administrative	20,802			20,802
	33,697			32,021

Loss from operations	(33,697)			(32,021)
Other expense	(4,587)			(4,587)
Loss before income taxes	(38,284)			(36,608)
Income tax expense	(732)			(732)
Net loss	$(39,016)			$(37,340)

Net loss per common share
Basic and diluted	$(0.12)			$(0.12)

Weighted average shares outstanding
Basic and diluted (thousands)	321,659			321,659

The accompanying notes are an integral part of these pro forma financial statements.

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  NOVAGOLD RESOURCES INC.

NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, US dollars in thousands except per share amounts)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements of NOVAGOLD RESOURCES INC. and its affiliates and subsidiaries (collectively, “NOVAGOLD” or the “Company”) were derived from the Company’s historical consolidated financial statements. The unaudited pro forma balance sheet as of May 31, 2018 was adjusted to reflect the sale of the Company’s 50% investment in Galore Creek Partnership and 40% interest in the Copper Canyon mineral property.

NOVAGOLD will receive total consideration of up to $275,000, payable as follows:

(i)	$100,000 received on closing;

(ii)	$75,000 payable upon the earlier of the completion of a new Galore Creek project pre-feasibility study or July 27, 2021;

(iii)	$25,000 payable upon the earlier of the completion of a Galore Creek project feasibility study or July 27, 2023; and

(iv)	$75,000 payable upon approval of project construction.

The unaudited pro forma condensed consolidated statements of net loss for the six months ended May 31, 2018 and the year ended November 30, 2017 were prepared as though the dispositions occurred on December 1, 2016, the first day of the Company’s fiscal year 2017.

The unaudited pro forma condensed consolidated financial statements are furnished for informational purposes only and do not purport to reflect the Company’s financial position and results of operations had the dispositions occurred on the dates as indicated above. Further, these financial statements are not necessarily indicative of the Company’s future financial position and future results of operations and should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended November 30, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2018.

NOTE 2 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

Adjustments to the pro forma condensed consolidated balance sheet

(a)	The cash adjustment amount includes gross cash proceeds of $100,000 received from the sale of the Company’s 50% investment in Galore Creek Partnership and 40% interest in the Copper Canyon mineral property on July 27, 2018 and is decreased by estimated selling expenses of approximately $1,200.

(b)	Present value of $75,000 and $25,000 notes receivable in three and five years, respectively, discounted at 3.6%. No value was assigned to the final $75,000 note receivable, contingent upon approval of project construction.

(c)	To eliminate the investment in the Galore Creek Partnership and Copper Canyon mineral property assets.

(d)	To eliminate the deferred tax assets and liabilities related to the Galore Creek Partnership and Copper Canyon mineral property.

(e)	Net proceeds of $187,198 (Cash ($100,000) and notes receivable ($88,398), less closing costs ($1,200)). Book value of assets sold $296,079 (Investment in Galore Creek ($251,109) and Mineral property ($44,970). Deferred income tax expense recovered $11,566 (Deferred tax liability ($21,279) less assets ($9,713).

(f)	Cumulative translation adjustment reclassified from Other comprehensive income to Net loss.

Adjustments to the pro forma condensed consolidated statements of net loss

(g)	To eliminate the equity loss on the investment in Galore Creek.

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